UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                         -----------------------------

                                   FORM 8-K

                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report (Date of Earliest Event Reported)
                              February 11, 2005


                       THE MAY DEPARTMENT STORES COMPANY
              (Exact name of Registrant as specified in its charter)

   Delaware                          I-79                      43-1104396
(State or other                 (Commission                  (IRS Employer
jurisdiction of                 File Number)              Identification No.)
incorporation)

611 Olive Street, St. Louis, Missouri                            63101
(Address of principal executive offices)                        (Zip code)

        Registrant's telephone number, including area code: (314)342-6300


                                Not Applicable
          (former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






Item 8.01  Other Events

     On February 11, 2005, Standard & Poor's Corporation affirmed the BBB rating of Registrant's senior unsecured long-term debt, but changed the rating for Registrant's short-term corporate credit and commercial paper to A-3 from A-2 and changed the outlook to negative from stable.

     Based on information from Standard & Poor's Corporation:

     - a short-term obligation rated "A-3" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

     - a Standard & Poor's rating outlook assesses the potential direction of a long-term credit rating over the intermediate to longer term. In determining a rating outlook, consideration is given to any changes in the economic and/or fundamental business conditions. An outlook is not necessarily a precursor of a rating change or future CreditWatch action.
                -     Positive means that a rating may be raised.
                -     Negative means that a rating may be lowered.
                -     Stable means that a rating is not likely to change.
                -     Developing means a rating may be raised or lowered.
                -     N.M. means not meaningful.



                             SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               THE MAY DEPARTMENT STORES COMPANY



Dated: February 11, 2005         By:  /s/ Richard A. Brickson
                                      Richard A. Brickson
                                      Secretary